================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                   FORM 8-K/A
                          TO CURRENT REPORT ON FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) December 13, 2001

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)

          Delaware                        0-19771                22-2786081
(State or Other Jurisdiction     (Commission file Number)      (IRS Employer
      of Incorporation)                                      Identification No.)

    200 Route 17, Mahwah, New Jersey                                07430
(Address of Principal Executive Offices)                         (Zip Code)

        Registrant's telephone number, including area code (201) 529-2026

================================================================================

Item 7. Financial Statements and Exhibits.

(a)  Financial Statements of Business Acquired.

     This Form 8-K/A amends the Form 8-K filed on December 28, 2001 reporting the acquisition ("Acquisition") by the Registrant of all of the outstanding ordinary shares of Endan IT Solutions Ltd, a company organized under the laws of Israel.

     The following are the (i) audited consolidated balance sheet of Endan IT Solutions Ltd. as of December 31, 2000 and the related consolidated statements of income, changes in shareholders' deficiency and cash flows for the year then ended and notes thereto and (ii) unaudited consolidated balance sheet of Endan IT Solutions Ltd. as of September 30, 2001 and the related consolidated statements of income and cash flows for the nine-month period then ended and notes thereto.

                             -----------------------
                             ENDAN IT SOLUTIONS LTD.
                             -----------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                             as of December 31, 2000

                             -----------------------
                             ENDAN IT SOLUTIONS LTD.
                             -----------------------

                        CONSOLIDATED FINANCIAL STATEMENTS
                             AS OF DECEMBER 31, 2000

                                 C O N T E N T S


                                                                           Page
                                                                           ----

INDEPENDENT AUDITORS' REPORT                                                2

CONSOLIDATED FINANCIAL STATEMENTS

  Consolidated Balance Sheet                                                3

  Consolidated Statement of Income                                          4

  Consolidated Statement of Changes in Shareholders' Deficiency             5

  Consolidated Statement of Cash Flows                                    6 - 7

  Notes to the Consolidated Financial Statements                          8 - 20

                                   # # # # # #

                          INDEPENDENT AUDITORS' REPORT

We have audited the consolidated balance sheet of ENDAN IT SOLUTIONS LTD. (the "Company") and subsidiary as of December 31, 2000, and the related consolidated statements of income, changes in shareholders' deficiency and cash flows (as restated - see Note 2J) for the year then ended. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audit.

We did not audit the financial statements of an affiliated company the investment in which is approximately NIS 229,000 as of December 31, 2000, and for which the Company's equity in whose losses is approximately NIS 172,000 for the year then ended. The financial statements of this company were audited by other auditors whose report has been furnished to us and our opinion, insofar as it relates to the amounts included in respect of this company, is based on the report of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards in the United States and in Israel, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and subsidiary as of December 31, 2000, and the consolidated results of operations, changes in shareholders' deficiency and cash flows for the year then ended, in conformity with accounting principles generally accepted in Israel, which differ in certain respects from those generally accepted in the United States (see Note 22 to the consolidated financial statements).

As described in Note 2A, the consolidated financial statements referred to above are presented in values adjusted for the changes in the general purchasing power of the Israeli currency, in accordance with pronouncements of the Institute of Certified Public Accountants in Israel.


                                                  s/LUBOSHITZ KASIERER
                                                  ---------------------
                                                  Member Firm of Arthur Andersen

Tel-Aviv, Israel
August 27, 2001, except for Note 22, as to which the date is December 7, 2001.

                             ENDAN IT SOLUTIONS LTD.

                           CONSOLIDATED BALANCE SHEET
                        In adjusted NIS of December 2000

                                                              December 31, 2000
                                                             -------------------
                                                                     Convenience
                                                                     translation
                                                                     (Note 2H)
                                                              NIS   U.S. dollars
                                                      Note      In thousands
                                                      ----   -------------------
CURRENT ASSETS
  Cash and cash equivalents                                      99          24
  Trade receivables, net                              (3)      7,003      1,733
  Other receivables                                   (4)        531        131
                                                             -------     ------
                                                               7,633      1,888
                                                             -------     ------

INVESTMENTS AND LONG-TERM  RECEIVABLES
    Prepayments                                      (6C)        161         40
    Investment in affiliate                           (5)        229         57
                                                             -------     ------
                                                                 390         97
                                                             -------     ------

FIXED ASSETS, NET                                     (6)      2,404        595
                                                             -------     ------

OTHER ASSETS                                         (2F)        447        111
                                                             -------     ------

                                                              10,874      2,691
                                                             =======     ======

CURRENT LIABILITIES
  Short-term bank debt                                (7)      5,723      1,417
  Trade payables                                      (8)        691        171
  Other payables and accrued expenses                 (9)      3,189        789
                                                             -------     ------
                                                               9,603      2,377
                                                             -------     ------

LONG-TERM LIABILITIES
  Loans from banks                                   (10)        432        107
  Loans from parent company and others               (11)      4,010        992
  Accrued severance pay                              (12)        929        230
                                                             -------     ------
                                                               5,371      1,329
                                                             -------     ------

LIENS                                                (13)

SHAREHOLDERS' DEFICIENCY                             (14)     (4,100)    (1,015)
                                                             -------     ------

                                                              10,874      2,691
                                                             =======     ======

 ...s/Israel Frieder...     .....s/ Jacob Neuwirth.....     ....s/Avi Kurzweil...
    ISRAEL FRIEDER             JACOB NEVWIRTH (NOY)             AVI KURZWEIL
Chairman of the Board of   General Manager and Director   In-charge of Financial
      Directors                                                   Matters

      The notes to the financial statements form an integral part thereof.

                             ENDAN IT SOLUTIONS LTD.

                        CONSOLIDATED STATEMENT OF INCOME
                        In adjusted NIS of December 2000

                                                            For the year ended
                                                           December 31, 2000 (*)
                                                           ---------------------
                                                                     Convenience
                                                                     translation
                                                                     (Note 2H)
                                                             NIS    U.S. Dollars
                                                             ---    ------------
                                                    Note        In thousands
                                                    ----     -------------------

REVENUES FROM SERVICES                                      22,652        5,606

COST OF REVENUES                                    (15)    17,306        4,283
                                                            ------        -----

     Gross profit                                            5,346        1,323

DEVELOPMENT COSTS (MAINLY PAYROLL)                           1,435          355

SELLING AND MARKETING EXPENSES                      (16)     1,628          403

GENERAL AND ADMINISTRATIVE EXPENSES                 (17)     5,396        1,335
                                                            ------        -----

     Operating loss                                         (3,113)        (770)

FINANCING EXPENSES, NET                             (18)      (557)        (138)

OTHER INCOME, NET                                              179           44
                                                            ------        -----

     Loss before equity in loss of affiliate and
     minority interest                                      (3,491)        (864)

EQUITY IN LOSS OF AFFILIATE                                   (172)         (43)

MINORITY INTEREST                                              530          131
                                                            ------        -----
     Net loss                                               (3,133)        (776)
                                                            ======        =====

     (*)  Restated - see Note 2J.

      The notes to the financial statements form an integral part thereof.

                             ENDAN IT SOLUTIONS LTD.

          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
                        In adjusted NIS of December 2000

                                            Share      Accumulated       Total
                                           capital      deficit
                                           -------  ----------------    --------
                                                    NIS in thousands
                                           -------------------------------------
Balance as of January 1, 2000                    2         (969)(*)        (967)
                                           -------     --------          ------

Net loss                                        --       (3,133)(*)      (3,133)
                                           -------     --------          ------

Balance as of December 31, 2000                  2       (4,102)         (4,100)
                                           =======     ========          ======


                                              Convenience translation (Note 2H)
                                                  U.S. dollars in thousands
                                           -------------------------------------
                                            Share      Accumulated       Total
                                           capital      deficit
                                           -------  ----------------    --------

Balance as of January 1, 2000                   --         (239)(*)        (239)
                                           -------     --------          ------

Net loss                                        --         (776)(*)        (776)
                                           -------     --------          ------

Balance as of December 31, 2000                 --       (1,015)         (1,015)
                                           =======     ========          ======

(*)  Restated - see Note 2J.

      The notes to the financial statements form an integral part thereof.

                             ENDAN IT SOLUTIONS LTD.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        In adjusted NIS of December 2000

                                                            For the year ended
                                                           December 31, 2000 (*)
                                                           ---------------------
                                                                     Convenience
                                                                     translation
                                                                      (Note 2H)
                                                              NIS   U.S. Dollars
                                                              ---   ------------
                                                                In thousands
                                                           ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                (3,133)        (776)
    Adjustments to reconcile net loss to net cash used
      in operating activities (see A below)                   (818)        (202)
                                                            ------       ------
       Net cash used in operating activities                (3,951)        (978)
                                                            ------       ------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of fixed assets                                (1,141)        (282)
    Proceeds from disposal of fixed assets                     110           27
    Additions to other assets                                 (447)        (111)
                                                            ------       ------
       Net cash used in investing activities                (1,478)        (366)
                                                            ------       ------

CASH FLOWS FROM FINANCING ACTIVITIES
    Receipt of long-term loans from banks and others           514          127
    Repayment of long-term loans to banks                     (231)         (57)
    Short-term credit from banks, net                        4,859        1,202
    Increase in the balance with parent company, net          (150)         (37)
    Proceeds from issuance of shares to minority
      shareholders of subsidiary                               307           76
                                                            ------       ------
       Net cash provided by financing activities             5,299        1,311
                                                            ------       ------

DECREASE IN CASH AND CASH EQUIVALENTS                         (130)         (33)
CASH AND CASH EQUIVALENTS AT
  THE BEGINNING OF THE YEAR                                    229           57
                                                            ------       ------
CASH AND CASH EQUIVALENTS AT
  THE END OF THE YEAR                                           99           24
                                                            ======       ======

CASH PAID DURING THE YEAR FOR:
  Interest                                                     429           95
                                                            ======       ======
  Taxes                                                        133           33
                                                            ======       ======

(*)  Restated - see Note 2J.

      The notes to the financial statements form an integral part thereof.

                             ENDAN IT SOLUTIONS LTD.

                        In adjusted NIS of December 2000

                                                            For the year ended
                                                           December 31, 2000 (*)
                                                           ---------------------
                                                                    Convenience
                                                                    translation
                                                                     (Note 2H)
                                                             NIS    U.S. Dollars
                                                             ---    ------------
                                                               In thousands
                                                           ---------------------
A.   ADJUSTMENTS TO RECONCILE NET

       LOSS TO NET CASH USED IN
       OPERATING ACTIVITIES
         Equity in loss of affiliate                           172           43
         Minority interest                                    (530)        (131)
         Gain on issuance of shares to minority
           shareholders of subsidiary                         (182)         (46)
         Depreciation and amortization                         722          179
         Increase in severance pay
           obligations, net                                    393           97
         Gain on disposal of fixed assets                       (2)          --
         Purchasing power gain on long-term loans              (28)          (7)
         Increase in trade receivables                      (1,996)        (494)
         Increase in other receivables (including
           long-term receivables)                              (64)         (16)
         Decrease in trade payables                           (103)         (25)
         Increase in other payables and accrued
           expenses                                            800          198
                                                            ------       ------
                                                              (818)        (202)
                                                            ======       ======

(*)  Restated - see Note 2J

      The notes to the financial statements form an integral part thereof.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 1 -  GENERAL

          A. The Company is a member of the Kardan Ltd Group and is engaged in software development and in providing software and outsourcing services. The Company's principal software products are in the field of customer care and billing systems for management of medical files in oncology departments.

          B. In June 2001, the Company changed its name from Endan Systems Management and Computing Ltd. to Endan IT Solutions Ltd.

          C. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


Note 2 -  ACCOUNTING POLICIES

          The significant accounting policies followed in the preparation of the financial statements, on a consistent basis (except for the matter discussed in J below), are:

          A.   ADJUSTED FINANCIAL STATEMENTS

               GENERAL

               The financial statements are presented on the basis of the historical cost convention adjusted for the changes in the general purchasing power of the Israeli currency (New Israeli Shekel - "NIS"). The Group companies in Israel maintain their accounts in nominal shekels. The nominal figures are adjusted to shekels of equivalent purchasing power (shekels of December 2000) in conformity with principles prescribed by Statements of the Institute of Certified Public Accountants in Israel, on the basis of changes in the Consumer Price Index.

               BALANCE SHEET

               Nonmonetary items are adjusted in accordance with the changes in the Consumer Price Index from the date of acquisition (transaction) to balance sheet date (published on the 15th of the following month).

               Monetary items are presented in the adjusted balance sheet at their nominal value.

               The investment at equity is based on the adjusted financial statements of the affiliate.

               The adjusted values of nonmonetary items should not be construed as a presentation of realizable values or real economic values, but merely as the original values adjusted for the changes in the general purchasing power of the currency.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 2 -  ACCOUNTING POLICIES (Cont.)

          A.   ADJUSTED FINANCIAL STATEMENTS (Cont.)

               STATEMENT OF INCOME

               Revenues are adjusted in accordance with the change in the index from transaction date to balance sheet date.

               Expenses, other than financing expenses and those deriving from nonmonetary items, are adjusted for the changes in the index from transaction date to balance sheet date. Expenses deriving from nonmonetary items are adjusted in correspondence with the adjusted balance sheet item.

               Equity in the results of the affiliate is based on the adjusted financial statements of the affiliate.

               The balance of the inflationary adjustment, not attributed to revenues or expenses as referred to above, is included in net financing income or expenses.

          B.   CONSOLIDATION OF FINANCIAL STATEMENTS

               The financial statements of the Company are consolidated with those of its investee companies that are under its control. Material intercompany balances and transactions have been eliminated in the consolidated financial statements.

          C.   ALLOWANCE FOR DOUBTFUL ACCOUNTS

               The allowance for doubtful accounts is specifically computed for accounts the collectibility of which, in the view of management, is doubtful.

          D.   INVESTMENT IN AFFILIATE

               The investments in the affiliate is accounted for by the equity method.

          E.   FIXED ASSETS

               Fixed assets are stated at cost. Depreciation is computed by the straight-line method over the estimated useful life of the assets.

          F.   OTHER ASSETS - SOFTWARE DEVELOPMENT COSTS

               Costs in respect of development of software intended for sale are capitalized only after technological feasibility of the software product has been established, in accordance with criteria set forth in U.S. Statement of financial Accounting Standards No. 86, and when there is a reasonable basis to assume that a market exists for the software which will generate revenues that will cover all capitalized costs. Capitalization of costs ceases when the software product is available for general release to customers. Capitalized development costs are presented in other assets and will be amortized over a period of three years as from the date on which the products are available for sale.

               Development costs which do not meet the above criteria are charged to the operations as incurred.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 2 -  ACCOUNTING POLICIES (Cont.)

          G.   REVENUE RECOGNITION

               Revenues from services are recognized as the services are provided.

          H.   CONVENIENCE TRANSLATION INTO U.S. DOLLARS

               The adjusted financial statements as of December 31, 2000 have been translated into United States dollars using the representative exchange rate of the United States dollar as of December 31, 2000 (US $1 = NIS 4.041). The translation was made solely for the convenience of the readers. The translated United States dollar amounts should not be construed to represent amounts that are receivable, payable or convertible into dollars, unless otherwise stated.

          I.   LINKED BALANCES AND BALANCES IN FOREIGN CURRENCY

               Balances linked to the Consumer Price Index are included on the basis of the last published index before balance sheet date. Balances in or linked to foreign currency are presented according to the representative exchange rates as of balance sheet date.

               In the year ended December 31, 2000 the Consumer Price Index was unchanged and the exchange rate of the U.S. dollar in relation to the NIS decreased by 2.7%.

          J.   RESTATEMENT

               The Company and a subsidiary have restated their financial statements in order to reflect the effects of charging to operations in prior years of costs in connection with the establishment of a subsidiary and certain software development costs that were previously capitalized (included in other assets and subsequently amortized).

               Following are the effects of the restatement on the financial statements:

               (1)  Statement of Income

                                                             For the year ended
                                                             December 31, 2000
                                                            --------------------
                                                                     Convenience
                                                                     translation
                                                                      (Note 2H)
                                                              NIS   U.S. Dollars
                                                              ---   ------------
                                                                 In thousands
                                                            --------------------
               Net loss as presented previously             (4,117)      (1,020)
                                                            ------       ------

               Adjustments resulting from restatement
                 of prior years' financial statements:
                   Minority interest                          (292)         (72)
                   Software development costs                  364           90
                   General and administrative
                     expenses                                  912          226
                                                            ------       ------
                                                               984          244
                                                            ------       ------
               Net loss after restatement                   (3,133)        (776)
                                                            ======       ======

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 2 -  ACCOUNTING POLICIES (Cont.)

          J.   RESTATEMENT (Cont.)

               (2)  Statement of Changes in Shareholders' Deficiency

                                                                     Convenience
                                                                     translation
                                                                      (Note 2H)
                                                              NIS   U.S. Dollars
                                                              ---   ------------
                                                                 In thousands
                                                            --------------------

               Accumulated deficit, January 1,
                 2000, as presented previously                  15            5
               Net adjustments of prior years                 (984)        (244)
                                                            ------       ------
               Accumulated deficit,
                 January 1, 2000, after
                 restatement                                  (969)        (239)
                                                            ======       ======

Note 3 -  TRADE RECEIVABLES

                                                                     Convenience
                                                    December 31,     translation
                                                       2000           (Note 2H)
                                                       NIS          U.S. Dollars
                                                       ---          ------------

          Open accounts                              6,787                1,680
          Income receivable                            722                  178
          Less - allowance for doubtful accounts      (506)                (125)
                                                    ------               ------
                                                     7,003                1,733
                                                    ======              =======

Note 4 -  OTHER RECEIVABLES

                                                                     Convenience
                                                    December 31,     translation
                                                       2000           (Note 2H)
                                                       NIS          U.S. Dollars
                                                       ---          ------------

          Government agencies                          375                   93
          Prepaid expenses                              82                   20
          Other                                         74                   18
                                                    ------               ------
                                                       531                  131
                                                    ======               ======

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 5 -  INVESTMENTS

          A.   INVESTMENT IN AFFILIATE (SEE B.2)

                                                                     Convenience
                                                                     translation
                                                                      (Note 2H)
                                                              NIS   U.S. Dollars
                                                              ---   ------------

               Balance as of January 1, 2000                  401            99
               Equity in losses of affiliate                 (172)          (42)
                                                            -----         -----
               Balance as of December 31, 2000                229            57
                                                            =====         =====

          B.   SUPPLEMENTARY INFORMATION

               (1) As of December 31, 2000 the Company owns approximately 64% of the shares of JBE Software Services Ltd ("JBE") which began operations in October 1999 and is engaged in providing software and outsourcing services.

                    In December 2000 JBE issued shares to minority shareholders such that the Company's holdings decreased from 68% to approximately 64%. As a result of the issuance, the Company recorded a gain of NIS 182,000 which is included in other income. Subsequent to balance sheet date, in March 2001, JBE issued additional shares to a minority shareholder and the Company's holdings decreased to approximately 54%. As a result of this issuance, the Company will record a gain of NIS 797,000.

               (2) The Company owns 33.3% of the shares of Mileon Ltd. which is engaged in providing services to the municipal sector. Subsequent to balance sheet date, it was decided to sell the Company's holdings in Mileon Ltd to a related party at a price approximating carrying value. The sale is subject to the approval of the shareholders.

               (3) The Company owns approximately 60% of Binsoft Ltd ("Binsoft") which was engaged in the sale of software tools and in providing software services, including Year 2000 modifications. At the beginning of the year 2000, Binsoft ceased its operations.

               (4)  The  Company   owns  shares  of  inactive   companies,   the
                    investment in which have been fully written off.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 6 -  FIXED ASSETS, NET

          A.   COMPOSITION AND MOVEMENT


                                        Office       Motor     Computers and    Leasehold
                                       furniture   vehicles      software      improvements    Total
                                       ---------   --------      --------      ------------    -----
COST -
  As of January 1, 2000                  370        1,252         1,078             158        2,858
  Additions                              100          328           669              45        1,142
  Disposals                               (9)         (73)          (68)             --         (150)
                                       -----        -----         -----           -----        -----
  As of December 31, 2000                461        1,507         1,679             203        3,850
                                       -----        -----         -----           -----        -----

ACCUMULATED DEPRECIATION -
  As of January 1, 2000                   78          305           367              15          765
  Provision                               41          200           434              48          723
  Eliminated on disposal                  --          (36)           (6)             --          (42)
                                       -----        -----         -----           -----        -----
  As of December 31, 2000                119          469           795              63        1,446
                                       -----        -----         -----           -----        -----

NET BOOK VALUE -
  As of December 31, 2000                342        1,038           884             140        2,404
                                       =====        =====         =====           =====        =====

  Convenience translation
  (Note 2H) U.S. dollars                  85          257           219              34          595
                                       -----        -----         -----           -----        -----

 Annual depreciation rates            6% - 15%         15%       20% - 33%           10%
                                    (mainly 7%)                (mainly 33%)
                                       =====        =====         =====           =====

          B. The Company entered into an agreement for rental of offices for a period of three years ending in September 2001. The Company has a renewal option for an additional six years. Annual rent is approximately NIS 480,000.

          C. The Company and its subsidiary entered into operating lease agreements for vehicles for periods of three years. Annual lease fees are approximately NIS 630,000. As security for these leases, the companies prepaid the final monthly payments, which are presented as long-term prepaid expenses.

          D.   Liens - see Note 13.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 7 -  SHORT-TERM BANK DEBT
                                                                    Convenience
                                                   December 31,     translation
                                                       2000          (Note 2H)
                                                        NIS         U.S. Dollars
                                                   ------------     ------------

          Bank overdraft                                     32                8
          Short-term loans (1)                            5,453            1,349
          Current maturities of long-term loans             238               60
                                                          -----            -----
                                                          5,723            1,417
                                                          =====            =====

               (1) The loans are not linked and bear interest at a weighted average annual rate of 9.1% as of December 31, 2000.

               (2) Collateral - see Note 13


Note 8 -  TRADE PAYABLES
                                                                    Convenience
                                                 December 31,       translation
                                                     2000            (Note 2H)
                                                      NIS           U.S. Dollars
                                                 ------------       ------------

          Open accounts                                   547                135
          Checks payable                                  144                 36
                                                        -----              -----
                                                          691                171
                                                        =====              =====

Note 9 -  OTHER PAYABLES AND ACCRUED EXPENSES

                                                                    Convenience
                                                   December 31,     translation
                                                       2000          (Note 2H)
                                                        NIS         U.S. Dollars
                                                   ------------     ------------

          Salaries and related expenses (*)               2,407              596
          Government authorities                            324               80
          Related party                                     293               73
          Other                                             165               40
                                                          -----            -----
                                                          3,189              789
                                                          =====            =====

(*)  Include accrued vacation pay in the amount of NIS 626,000.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 10 - LONG-TERM LOANS

          A.   COMPOSITION

                                                                     Convenience
                                             Annual   December 31,   translation
                                            interest      2000        (Note 2H)
                                            rate (*)       NIS      U.S. Dollars
                                            --------  ------------  ------------

               Linked to the U.S. dollar      6.8%             528           131
               Linked to the Consumer
                 Price Index                  5.4%             142            36
                                                             -----         -----

                                                               670           167

Less - current maturities                                      238            60
                                                             -----         -----
                                                               432           107
                                                             =====         =====

(*)  Average weighted rate as of December 31, 2000.

          B.   MATURITIES

                                                                     Convenience
                                                                     translation
                                                                      (Note 2H)
                                                       NIS          U.S. Dollars
                                                  ------------      ------------

               First year - current maturities             238                60
               Second year                                 196                49
               Third year                                  145                36
               Fourth year                                  58                14
               Fifth year                                   33                 8
                                                          ----              ----
                                                           670               167
                                                          ====              ====

(*)  Collateral - see Note 13

Note 11 - LONG-TERM LOANS FROM PARENT COMPANY AND OTHERS

                                                                     Convenience
                                             Annual   December 31,   translation
                                            interest      2000        (Note 2H)
                                              rate         NIS      U.S. Dollars
                                            --------  ------------  ------------

          From parent company (*)
            Linked to the Consumer
              Price Index                      4%            4,010           992

          From minority shareholder
            of subsidiary
              Linked to the U.S. dollar        --              868           215
                                                             -----         -----
                                                             4,878         1,207

            Less - minority interest in
              shareholders' deficiency
              of subsidiary                                    868           215
                                                             -----         -----
                                                             4,010           992
                                                             =====         =====

(*) Repayment date of loans has not yet been determined. The parent company has undertaken not to request repayment before January 1, 2002.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 12 - ACCRUED SEVERANCE PAY, NET
                                                                    Convenience
                                                 December 31,       translation
                                                     2000            (Note 2H)
                                                     NIS            U.S. Dollars
                                                 ------------       ------------

          Accrued severance pay                         1,775                439
          Less - deposits with provident funds            846                209
                                                        -----              -----
                                                          929                230
                                                        =====              =====

          Under Israeli law, the Company and its subsidiary in Israel are required to make severance payments to terminated employees. The calculation is based on the employee's latest salary and the period employed. For most of their employees, the obligation for severance pay is discharged by payment of premiums to insurance companies under approved plans and by regular payments to pension funds. The amounts maintained with insurance companies and the pension funds are not under the control of the Company and its subsidiary and therefore such amounts and the corresponding obligation are not reflected in the financial statements. The obligation under Israeli law for severance pay not covered by the aforementioned payments is presented in the balance sheet, net of deposits in provident funds.

Note 13 - LIENS

          The liabilities of the Company and of a subsidiary to banks, amounting to approximately NIS 6.2 million as of December 31, 2000, are collateralized by fixed and floating charges of various priorities on the companies' assets, including contractual rights in respect thereof, and by charges on their share capital and goodwill.

Note 14 - SHARE CAPITAL

          A.   COMPOSITION

                                                         December 31, 2000
                                                         -----------------
                                                                      Issued and
                                                    Authorized          paid-up
                                                    ----------        ----------
                                                           Number of shares
                                                    ----------------------------

               Ordinary shares of NIS 1 par value       21,400             1,031
                                                        ======             =====

          B. In 1998 the Company signed an agreement with a senior employee in the framework of which it was agreed that 3% of the Company's share capital would be issued and transferred to a trustee and that after two years from the date of the transfer of the shares to the trustee, the shares would be transferred to the employee. In May 2000 the shares were issued (in consideration for their par value) and transferred to the trustee.

          C. Subsequent to balance sheet date, the Board of Directors approved the grant of options to an employee to purchase 2% of the shares of the Company at an exercise price based on a Company valuation of US$ 5 million which amount approximates the fair value of the Company on the date of the grant. The options may be exercised prorata over a period of three years.

               The Board of Directors also approved that, in the event of a split-up of the Company and an investment of at least US$ 1.5 million by an outside investor in the split-up company, the employee will be entitled to 5% of the shares of the split-up company at no consideration, and that, in the event that US$ 10 million is invested in the split-up company, the employee will be entitled to 7% of the shares of the split-up company at no consideration.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 15 - COST OF REVENUES

                                               For the year
                                                  ended             Convenience
                                               December 31,         translation
                                                   2000              (Note 2H)
                                                    NIS             U.S. Dollars
                                               ------------         ------------

          Payroll and related expenses               11,883                2,941
          Subcontractors                              3,371                  834
          Depreciation                                  234                   58
          Vehicle maintenance                         1,197                  296
          Other                                         621                  154
                                                     ------                -----
                                                     17,306                4,283
                                                     ======                =====

Note 16 - SELLING AND MARKETING EXPENSES

                                               For the year
                                                  ended             Convenience
                                               December 31,         translation
                                                   2000              (Note 2H)
                                                    NIS             U.S. Dollars
                                               ------------         ------------

          Payroll and related expenses                1,036                  256
          Advertising                                   152                   38
          Depreciation                                  117                   29
          Rental                                        118                   29
          Other                                         205                   51
                                                      -----                -----
                                                      1,628                  403
                                                      =====                =====

Note 17 - GENERAL AND ADMINISTRATIVE EXPENSES

                                               For the year
                                                  ended             Convenience
                                               December 31,         translation
                                                   2000              (Note 2H)
                                                    NIS             U.S. Dollars
                                               ------------         ------------

          Payroll and related expenses                1,898                  470
          Management fees                               921                  228
          Office maintenance                            915                  226
          Professional fees                             329                   81
          Bad and doubtful debts                        499                  123
          Depreciation                                  353                   88
          Other                                         481                  119
                                                      -----                -----
                                                      5,396                1,335
                                                      =====                =====

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 18 - FINANCING EXPENSES, NET
                                                     For the year
                                                        ended       Convenience
                                                     December 31,   translation
                                                         2000        (Note 2H)
                                                          NIS       U.S. Dollars
                                                     ------------   ------------
          In respect of loans from parent company             160             40
          In respect of long-term loans from banks             28              7
          In respect of short-term loans from banks           308             76
          Other expenses, net                                  61             15
                                                            -----          -----
                                                              557            138
                                                            =====          =====

Note 19 - TAXES ON INCOME

          A.   TAX LAWS APPLICABLE

               The Company and its subsidiary are subject to the Income Tax Law (Inflationary Adjustments), 1985.

          B.   EFFECTIVE TAX

               The difference between income taxes computed on loss before equity in loss of affiliate and minority interest at the regular tax rate and the income tax expense as reflected in the financial statements, is explained as follows:

                                               For the year
                                                  ended             Convenience
                                               December 31,         translation
                                                   2000              (Note 2H)
                                                    NIS             U.S. Dollars
                                               ------------         ------------
          Tax benefit computed at
           regular tax rate (36%)                    (1,257)               (311)

          Increase (decrease) in tax
          liability due to:
           Losses in respect of which no
            tax benefit was recorded                  1,221                 302
          Non-taxable gain on issuance
            of shares to minority
            shareholders of subsidiary                  (64)                (16)
          Non-deductible expenses and
            other differences                           100                  25
                                                      -----               -----
                                                         --                  --
                                                      =====               =====


          C.   DEFERRED TAX BENEFITS

               The Company and its subsidiary have temporary net deductible differences and loss carryforwards at December 31, 2000 of approximately NIS 1.1 million and NIS 3.1 million, respectively. Due to the uncertainty of realization, the tax benefit in respect of these losses have not been included in the financial statements.

          D.   FINAL TAX ASSESSMENTS

               The Company has received final tax assessments, through 1996. The
               subsidiary   has  not  received  final  tax   assessments   since
               incorporation.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 20 - RELATED PARTIES

          A.   BALANCES

                                                                     Convenience
                                              December 31,           translation
                                                  2000                (Note 2H)
                                                  NIS               U.S. Dollars
                                              ------------          ------------
               Trade payables                           37                     9
               Other payables                          293                    73
               Long-term loans (see Note 11)         4,010                   992

          B.   TRANSACTIONS

                                               For the year
                                                  ended             Convenience
                                               December 31,         translation
                                                   2000              (Note 2H)
                                                    NIS             U.S. Dollars
                                               ------------         ------------
               Financing expenses to parent
                Company                                 160                   40
               Management fees                          921                  228


Note 21 - FINANCIAL INSTRUMENTS

          A.   CREDIT RISKS

               Group companies perform ongoing evaluations of customer credit and make appropriate provisions for losses with regard to specific debts, the collectibility of which is doubtful.

          B.   FAIR VALUE OF FINANCIAL INSTRUMENTS

               The carrying value of financial instruments (cash and cash equivalents, trade receivables, and other current monetary assets and monetary liabilities) approximates their fair value.

Note 22 - RECONCILIATION TO U.S. GAAP

          The consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles applicable in Israel (Israeli GAAP), which differ in certain respects from those applicable in the United States (U.S. GAAP). The main differences are described below:

          1.   FINANCIAL STATEMENTS IN ADJUSTED NIS

               In accordance with Israeli GAAP, the financial statements are presented in accordance with a comprehensive basis of accounting for inflation. U.S. GAAP does not generally provide for the adjustment of financial statements for the impact of inflation of entities which do not operate in a hyperinflationary economy. Pursuant to the United States Securities and Exchange Commission requirements applicable to foreign private issuers, however, the Company has not included the impact of inflationary accounting pursuant to Israeli GAAP in the reconciliation to U.S. GAAP.

                             ENDAN IT SOLUTIONS LTD.

                      In adjusted shekels of December 2000

Note 22 - RECONCILIATION TO U.S. GAAP (Cont.)

          2.   ACCRUED SEVERANCE PAY

               According to U.S. GAAP, accrued severance and the related funded amounts are presented separately in the balance sheet.

               According to Israeli GAAP, the accrual and funded amounts are presented net in the balance sheet - see Note 12 for details of amounts.

               The difference between the two methods described above is immaterial with respect to the financial statements of the Company.

          3.   TREATMENT OF COMPENSATION EXPENSE FOR OPTIONS ISSUED TO EMPLOYEES

               Under Israeli accounting principles, the grant of the stock option mentioned in Note 14C will not require the recognition of compensation expense. For the purpose of the reconciliation between Israeli GAAP and U.S. GAAP, the Company has adopted the provisions of APB 25 - "Accounting for Stock Issued to Employees". As the exercise price of the options approximates the fair market value of the Company's shares on the date of grant, under APB Opinion No. 25 there is no requirement to recognize compensation expense and as such no adjustment is required.

                                    # # # # #

                             -----------------------
                             ENDAN IT SOLUTIONS LTD.
                             -----------------------

                         CONDENSED INTERIM CONSOLIDATED
                              FINANCIAL STATEMENTS
                            as of September 30, 2001
                                   (Unaudited)

                             -----------------------
                             ENDAN IT SOLUTIONS LTD.
                             -----------------------

               CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 30, 2001

                                 C O N T E N T S


                                                                           Page
                                                                           ----
CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
  (UNAUDITED)

    Consolidated Balance Sheets                                              2

    Consolidated Statements of Income                                        3

    Consolidated Statements of Changes in Shareholders' Deficiency           4

    Consolidated Statements of Cash Flows                                  5 - 6

    Notes to the Consolidated Financial Statements                         7 - 9


                                  # # # # # # #

                             ENDAN IT SOLUTIONS LTD.

                           CONSOLIDATED BALANCE SHEETS
                        In Adjusted NIS of September 2001

                                                                     Convenience
                                                                     translation
                                                                       (Note 3)
                                                  September 30,    September 30,
                                                      2001              2001
                                                      NIS               U.S.$
                                                  -------------    -------------
                                                          (Unaudited)
                                                  ------------------------------
                                                         In thousands
                                                  ------------------------------

CURRENT ASSETS
  Cash and cash equivalents                                 202              46
  Trade receivables, net of allowance
    for doubtful accounts of NIS 257
    (U.S.$59)                                             7,845           1,801
  Other receivables                                         993             228
                                                         ------           -----
                                                          9,040           2,075
                                                         ------           -----

LONG-TERM RECEIVABLES                                       212              49
                                                         ------           -----

FIXED ASSETS, NET                                         2,658             610
                                                         ------           -----

OTHER ASSETS                                                342              79
                                                         ------           -----

                                                         12,252           2,813
                                                         ======           =====

CURRENT LIABILITIES
  Short-term bank debt                                    4,871           1,118
  Trade payables                                            549             126
  Other payables and accrued expenses                     3,087             709
                                                         ------           -----
                                                          8,507           1,953
                                                         ------           -----

LONG-TERM LIABILITIES
  Loans from banks                                          878             202
  Loans from parent company and others                    4,304             988
  Accrued severance pay                                   1,129             259
                                                         ------           -----
                                                          6,311           1,449
                                                         ------           -----

SHAREHOLDERS' DEFICIENCY
  Share capital                                               2              --
  Accumulated deficit                                    (2,568)           (589)
                                                         ------           -----
                                                         (2,566)           (589)
                                                         ------           -----
                                                         12,252           2,813
                                                         ======           =====

    The accompanying notes form an integral part of the financial statements.

                             ENDAN IT SOLUTIONS LTD.

                        CONSOLIDATED STATEMENTS OF INCOME
                        In Adjusted NIS of September 2001

                                                                                                Convenience
                                                       For the nine      For the nine      translation (Note 3)
                                                       months ended      months ended      For the nine months
                                                       September 30,     September 30,     ended September 30,
                                                           2000              2001                  2001
                                                            NIS               NIS                  U.S.$
                                                       -------------     -------------     --------------------
                                                                           (Unaudited)
                                                       --------------------------------------------------------
                                                                          In thousands
                                                       --------------------------------------------------------

REVENUES FROM SERVICES                                     16,689            20,270               4,654

COST OF REVENUES                                           12,929            14,589               3,350
                                                           ------            ------               -----
         Gross profit                                       3,760             5,681               1,304

DEVELOPMENT COSTS                                           1,277(*)             --                  --

SELLING AND MARKETING

  EXPENSES                                                  1,037             1,239                 285

GENERAL AND ADMINISTRATIVE
  EXPENSES                                                  4,136(*)          3,154                 724
                                                           ------            ------               -----

         Operating income (loss)                           (2,690)            1,288                 295

FINANCING EXPENSES, NET                                      (389)             (645)               (148)

OTHER INCOME, NET                                               5               790                 181
                                                           ------            ------               -----

         Income (loss) before equity in loss of
           affiliate and minority interest                 (3,074)            1,433                 328

EQUITY IN LOSS OF AFFILLIATE                                  (67)               --                  --

MINORITY INTEREST                                             330(*)            183                  42
                                                           ------            ------               -----

         Net income (loss)                                 (2,811)            1,616                 370
                                                           ======            ======               =====

(*)  Restated - see Note 2B.

    The accompanying notes form an integral part of the financial statements.

                             ENDAN IT SOLUTIONS LTD.

          CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIENCY
                        In Adjusted NIS of September 2001


                                         Share       Accumulated
                                        capital        deficit         Total
                                        -------        -------         -----
                                                  NIS in thousands
                                        -------------------------------------

Balance as of January 1, 2001               2        (4,184)          (4,182)

Net income                                 --         1,616            1,616
                                         ----         -----            -----

Balance as of  September 30, 2001           2        (2,568)          (2,566)
                                         ====         =====            =====



                                              Convenience translation (Note 3)
                                                 U.S. dollars in thousands
                                        -------------------------------------
                                         Share         Accumulated     Total
                                        capital          deficit
                                        -------        -----------     -----

Balance as of January 1, 2001                --             (959)      (959)

Net income                                   --              370        370
                                           ----             ----       ----

Balance as of  September 30, 2001            --             (589)      (589)
                                           ====             ====       ====

    The accompanying notes form an integral part of the financial statements.

                             ENDAN IT SOLUTIONS LTD.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                        In Adjusted NIS of September 2001

                                                                                                     Convenience
                                                                                                     translation
                                                                                                       (Note 3)
                                                               For the nine       For the nine       For the nine
                                                               months ended       months ended       months ended
                                                              September 30,      September 30,        September 30,
                                                                 2000 (*)             2001               2001
                                                                    NIS                NIS               U.S.$
                                                              -------------      -------------       --------------
                                                                                   (Unaudited)
                                                              -----------------------------------------------------
                                                                                  In thousands
                                                              -----------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                              (2,811)             1,616                370
  Adjustments to reconcile net income (loss) to
    net cash provided by  (used in) operating
    activities (see A below)                                        (28)            (1,208)              (277)
                                                                  -----              -----              -----
      Net cash provided by (used in) operating
        activities                                               (2,839)               408                 93
                                                                  -----              -----              -----

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of fixed assets                                       (1,058)              (911)              (209)
  Proceeds from disposal of fixed assets                            116                141                 32
                                                                  -----              -----              -----
      Net cash used in investing activities                        (942)              (770)              (177)
                                                                  -----              -----              -----

CASH FLOWS FROM FINANCING ACTIVITIES
  Receipt of long-term loans from banks and others                  280                714                164
  Repayment of long-term loans to banks                            (172)              (218)               (50)
  Short-term credit from banks, net                               3,574             (1,050)              (241)
  Increase (decrease) in the balance with parent
    company, net                                                    (90)               214                 49
  Proceeds from issuance of shares to minority
    shareholders of subsidiary                                       --                802                184
                                                                  -----              -----              -----

      Net cash provided by financing activities                   3,592                462                106
                                                                  -----              -----              -----

INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                             (189)               100                 22
CASH AND CASH EQUIVALENTS AT
  THE BEGINNING OF THE PERIOD                                       235                102                 24
                                                                  -----              -----              -----
CASH AND CASH EQUIVALENTS AT
  THE END OF THE PERIOD                                              46                202                 46
                                                                  =====              =====              =====

CASH PAID DURING THE YEAR FOR:
  INTEREST                                                          237                556                128
                                                                  =====              =====              =====
  TAXES                                                              97                 84                 19
                                                                  =====              =====              =====

(*)  Restated - see Note 2B.

    The accompanying notes form an integral part of the financial statements.

                             ENDAN IT SOLUTIONS LTD.

                        In Adjusted NIS of September 2001

                                                                                                      Convenience
                                                                                                      translation
                                                                                                       (Note 3)
                                                              For the nine        For the nine       For the nine
                                                              months ended        months ended       months ended
                                                              September 30,      September 30,       September 30,
                                                                2000 (*)              2001               2001
                                                                   NIS                NIS                U.S.$
                                                              -------------      -------------       -------------
                                                                                  (Unaudited)
                                                              ----------------------------------------------------
                                                                                  In thousands
                                                              ----------------------------------------------------
A.   ADJUSTMENTS TO RECONCILE NET
       INCOME (LOSS) TO NET CASH
       PROVIDED BY (USED IN) OPERATING ACTIVITIES
         Equity in net loss of affiliate                            67                  --                  --
         Minority interest                                        (330)               (183)                (42)
         Gain on issuance of shares to minority
           shareholders of subsidiary                               --                (802)               (184)
         Depreciation and amortization                             513                 668                 153
         Increase in severance pay
           Obligations, net                                        161                 181                  42
         Purchasing power loss (gain)
           on long-term loans                                      (10)                 59                  14
         Loss (gain) on disposal of fixed assets                    (5)                 11                   3
         Increase in trade receivables                          (1,203)               (701)               (161)
         Increase in other receivables
           (including long-term receivables)                      (204)               (112)                (26)
         Decrease in trade payables                               (222)               (156)                (36)
         Increase (decrease) in other payables                   1,205                (173)                (40)
                                                                 -----              ------               -----
                                                                   (28)             (1,208)               (277)
                                                                 =====              ======               =====

B.   NONCASH TRANSACTION
       Sale of an affiliate in consideration
         for short-term credit                                      --                 240                  55
                                                                 =====              ======               =====


(*)  Restated - see Note 2B.


    The accompanying notes form an integral part of the financial statements.

                             ENDAN IT SOLUTIONS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 1 -  GENERAL

          A.   These  financial  statements have been prepared in condensed form as of September 30, 2001 and for the nine months then ended in accordance with generally accepted accounting principles in Israel relating to interim financial statements. These financial statements should be read in conjunction with the annual financial statements and the accompanying notes of the Company as of December 31, 2000 and for the year then ended ("the annual financial statements").

          B. In June 2001 the Company changed its name from Endan Systems Management and Computing Ltd to Endan IT Solutions Ltd.


Note 2 -  ACCOUNTING POLICIES

          A. The significant accounting policies followed in the preparation of these financial statements are identical to those applied in preparation of the annual financial statements.

          B.   RESTATEMENT

               As described in the annual financial statements, the Company and a subsidiary restated their prior years' financial statements in order to reflect the effects of charging to operations costs in connection with the establishment of a subsidiary and certain software development costs that were previously capitalized, and included in other assets.

               Following are the effects of the restatement on the statement of income for the nine months ended September 30, 2000:

                                                                      NIS
                                                                  In thousands

               Net loss as presented previously                     (3,070)
                                                                  ------------
               Adjustments resulting from
                 restatement of prior years'
                 financial statements :
                   Minority interest                                  (173)
                   Software development costs                         (111)
                   General and administrative
                     expenses                                          543
                                                                    ------
                                                                       259
                                                                    ------
               Net loss after restatement                           (2,811)
                                                                    ======

Note 3 -  FINANCIAL STATEMENTS IN ADJUSTED VALUES AND U.S. DOLLARS

          The Company prepares its primary financial statements on the basis of historical cost adjusted for the changes in the general purchasing power of the New Israeli Shekel ("NIS") based on the changes in the Israeli Consumer Price Index.

          The primary financial statements as of September 30, 2001 and for the nine months then ended have been translated into U.S. dollars using the representative exchange rate at that date ($1 = NIS 4.35). The translation was made solely for the convenience of the reader.

                             ENDAN IT SOLUTIONS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 3 -  FINANCIAL STATEMENTS IN ADJUSTED VALUES AND U.S. DOLLARS (Cont.)

          The U.S. dollar amounts presented in these financial statements should not be construed to represent amounts receivable or payable in dollars or convertible into dollars, unless otherwise indicated.

          Following are the changes in the Consumer Price Index and in the representative exchange rate of the U.S. dollar:

                                                    Consumer        U.S. dollar
                                                   Price Index     exchange rate
                                                        %                %
                                                   -----------     -------------
          For the nine months ended:
            September 30, 2001                        2.0              7.8
            September 30, 2000                       (0.5)            (3.1)



Note 4 -  SUPPLEMENTARY INFORMATION

          A. In March 2001 JBE Software Services Ltd, a 64% - owned subsidiary, issued shares to a minority shareholder, resulting in the Company's holdings decreaseing to approximately 54%. As a result of this issuance, the Company recorded a gain of approximately NIS 800,000.

          B. In August 2001 an agreement was signed according to which the Company sold its holdings of 33% in Mileon Ltd. to a related party in consideration for its carrying value (approximately NIS 240,000).

          C. In August 2001, the Board of Directors approved the grant of options to an employee to purchase 2% of the shares of the Company at an exercise price based on a Company valuation of US$ 5 million which amount approximates the fair value of the Company on the date of the grant. The options may be exercised prorata over a period of three years.

               The Board of Directors also approved that, in the event of a split-up of the Company and an investment of at least US$ 1.5 million by an outside investor in the split-up company, the employee will be entitled to 5% of the shares of the split-up company at no consideration, and that, in the event that US$ 10 million is invested in the split-up company, the employee will be entitled to 7% of the shares of the split-up company at no consideration.

          D. In September 2001 the Company submitted a claim against another party in the amount of approximately US$ 710,000 in respect of damages caused to the Company as a result of breach of contract by the other party, including in respect of a receivable not paid to the Company and loss of future income.

               In November 2001 the other party submitted a counter claim in the amount of approximately NIS 3.7 million alleging that the software system provided by the Company was not appropriate. Management of the Company believes, based on the opinion of its legal counsel, it is likely that most of the Company's arguments will be ultimately accepted and that the Company will not be required to pay a material amount to the other party in respect of the counter claim. Accordingly, no provision was included in the financial statements in respect of the counter claim.

          E. In October 2001 a Memorandum of Understanding was signed between the shareholders of the Company and the shareholders of Decision Systems Israel Ltd ("DSI"), in the framework of which it was agreed, inter alia, that the shareholders of the Company will transfer all their holdings in the Company to DSI for consideration that includes, shares of DSI. Consummation of the transaction is subject to signing of a final agreement and receipt of certain authorizations.

                             ENDAN IT SOLUTIONS LTD.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 5 - EFFECTS OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

          A. In 2001, the Israel Accounting Standards Board issued Accounting Standard No. 12, "Cessation of Adjustment of Financial Statements". Under the provisions of this Standard, as of January 1, 2003, financial statements will cease to be adjusted for the effect of changes in the general purchasing power of the Israeli currency. Until December 31, 2002, the Company will continue to prepare adjusted financial statements in accordance with the provisions of Opinion No. 36 of the Institute of Certified Public Accountants in Israel. The adjusted amounts in the financial statements as of December 31, 2002, will serve as the basis for nominal financial reporting as of January 1, 2003.

          B. Concurrently with the issuance of Accounting Standard No. 12, the Israel Accounting Standards Board issued Accounting Standard No. 13, "Effects of Changes in Foreign Exchange Rates". The Standard establishes the accounting treatment for foreign currency transactions, and for the translation of financial statements of investee companies with foreign operations. In addition, the Standard provides guidance as to how to determine whether a foreign investee is integral to the operations of the reporting entity or an autonomous unit, and as to the manner in which the financial statements of the aforementioned investee companies should be translated.

               The new Standard is effective for financial statements for periods commencing after December 31, 2002. Management believes that the effect of the adoption of the new Standard on the Company's financial position and operating results is not expected to be material.

Note 6 -  RECONCILIATION TO U.S. GAAP

          The consolidated financial statements of the Company are prepared in accordance with generally accepted accounting principles applicable in Israel (Israeli GAAP), which differ in certain respects from those applicable in the United States (U.S. GAAP). The main differences are described below:

          1.   FINANCIAL STATEMENTS IN ADJUSTED NIS

               In accordance with Israeli GAAP, the financial statements are presented in accordance with a comprehensive basis of accounting for inflation. U.S. GAAP does not generally provide for the adjustment of financial statements for the impact of inflation of entities which do not operate in a hyperinflationary economy. Pursuant to the United States Securities and Exchange Commission requirements applicable to foreign private issuers, however, the Company has not included the impact of inflationary accounting pursuant to Israeli GAAP in the reconciliation to U.S. GAAP.

          2.   ACCRUED SEVERANCE PAY

               According to U.S. GAAP, accrued severance and the related funded amounts are presented separately in the balance sheet.

               According to Israeli GAAP, the accrual and funded amounts are presented net in the balance sheet.

               The difference between the two methods described above is immaterial with respect to the financial statements of the Company.

          3.   TREATMENT OF COMPENSATION EXPENSE FOR OPTIONS ISSUED TO EMPLOYEES

               Under Israeli accounting principles, the grant of the stock options described in Note 4C does not require the recognition of compensation expense. For the purpose of the reconciliation between Israeli GAAP and U.S. GAAP the Company has adopted the provisions of APB 25 - "Accounting for Stock Issued to Employees". As the exercise price of the options approximates the fair market value of the Company's shares on the date of grant, under APB Opinion No. 25 there is no requirement to recognize compensation expense and as such no adjustment is required.

                                  # # # # # # #

Item 7. Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition by Data Systems & Software Inc. ("DSSI") of all the issued and outstanding shares of Endan IT Solutions Ltd. ("Endan") on December 13, 2001 in a transaction accounted for as a purchase business combination.

The Unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") as of September 30, 2001 has been prepared as if the acquisition occurred on September 30, 2001. The Pro Forma Balance Sheet combines the historical consolidated balance sheet of DSSI, which is incorporated herein by reference, and Endan, which is included herein, at September 30, 2001, and give effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations") have been prepared as if the acquisition had occurred on January 1, 2000. These Pro Forma Statements of Operations combine the historical consolidated statements of operations of DSSI for the year ended December 31, 2000 and the nine months ended September 30, 2001, which are incorporated herein by reference, with the historical consolidated statements of income of Endan for the year ended December 31, 2000 and the nine months ended September 30, 2001, respectively, which are included herein, and give effect to the unaudited pro forma adjustments necessary to account for the acquisition as a purchase.

The unaudited pro forma adjustments are based on an estimated purchase price and preliminary purchase price allocation made based on available information and assumptions that DSSI believes are reasonable. Therefore, the amounts in the Pro Forma Statements of Operations and Pro Forma Balance Sheet and accompanying notes (collectively, the "Pro Forma Financial Information") are subject to change which could be material. In the opinion of management, all adjustments have been made that are necessary to present fairly the Pro Forma Financial Information. The Pro Forma Financial Information is provided for illustrative purposes only and do not purport to represent what DSSI's results of operations or financial position would actually have been, had the acquisition occurred on such dates, nor do they purport to project the results of operations or financial position of DSSI for any future period or date.

     The Pro Forma Financial Information should be read in conjunction with, and are qualified by reference to, the audited and unaudited consolidated financial statements and accompanying notes of DSSI and Endan which are incorporated herein by reference and included herein, respectively.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 2001
                                 (in thousands)

                                                                                         Pro Forma
                                                             DSSI          Endan        Adjustments   Note   Pro Forma
                                                                         (Note 12)
  ASSETS
Cash, cash equivalents and short-term investments            $9,660           $46           (500)    (3)       $8,206
                                                                                          (1,000)    (6)
Trade accounts receivable, net                                9,618         1,801                              11,419
Other current assets                                          9,075           231                               9,306
                                                           --------      --------                            --------
   Total current assets                                      28,353         2,078                              28,931

Property and equipment, net                                   1,753           629                               2,382

Goodwill, net                                                 1,973            --          6,030     (1)        8,003

Other intangible assets, net                                    375            81            500     (1)          956
Other assets                                                    765            52                                 817
Prepaid employee termination benefits                         2,436           315                               2,751
                                                           --------      --------                            --------
Total assets                                                $35,655         3,155                             $43,840
                                                           ========      ========                             =======

   LIABILITIES
Short-term debt and current maturities of long-term
debt                                                         $7,184         1,118                               8,302
Trade accounts payable                                        4,278           126                               4,404
Other payables and accrued expenses                           5,526           709            100     (1)        6,335
                                                           --------      --------                            --------
   Total current liabilities                                 16,988         1,953                              19,041
                                                                                                             --------

Deferred tax liability                                           --            --            180     (1)          180
Long term debt                                                    9         1,190         (1,000)    (6)          199
Employee termination benefits                                 3,289           574                               3,863
                                                           --------      --------                            --------
   Total long-term liabilities                                3,298         1,764                               4,242
                                                                                                             --------

Minority interests                                               40            --          2,772     (4)        2,812
                                                                                                             --------

   SHAREHOLDERS' EQUITY (DEFICIENCY)
Common stock                                                     81            --                                  81

Additional paid in capital                                   36,290            --            484     (2)       36,774
Warrants                                                        114            --                                 114
Deferred compensation                                           (90)           --                                 (90)
Accumulated deficit                                         (15,389)         (562)           562     (2)
                                                                                             166     (5)      (15,223)
Treasury stock                                               (5,677)           --          1,766     (2)       (3,911)
                                                           --------      --------                            --------
                                                             15,329          (562)                             17,745
                                                           --------      --------                            --------
Total liabilities and equity                                $35,655         3,155                             $43,840
                                                           ========      ========                            ========

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 2000
                      (in thousands, except per share data)

                                                                          Pro Forma
                                                DSSI         Endan        Adjustments  Note   Pro Forma
                                                           (Note 11)

Sales                                           $57,839        $5,569                           $63,408
Cost of sales                                    45,606         4,255            100    (7)      49,961
                                             ----------   -----------                          --------
   Gross profit                                  12,233         1,314                            13,447


Research and development expenses                   928           353                             1,281
Selling, general and administrative
   expenses                                      16,340         1,727                            18,067

Gain on sale of division                          1,144            --                             1,144
                                             ----------   -----------                          --------
   Operating loss                                (3,891)         (766)                           (4,757)

Interest income                                   1,758            --                             1,758
Interest expense                                   (709)         (137)            40    (8)        (806)
Other (loss) income, net                            (50)           44                                (6)
                                             ----------   -----------                          --------
   Loss before provision for income taxes        (2,892)         (859)                           (3,811)



Provision for income taxes                          171            --                   (9)         171
                                             ----------   -----------                          --------
                                                 (3,063)         (859)                           (3,982)

 Equity loss in investee                             --           (42)                              (42)
 Minority interest                                   --           130                               130
                                             ----------   -----------                          --------
   Loss from continuing operations
before non-recurring gain on partial
sale of subsidiary                              ($3,063)         (771)                  (5)     ($3,894)
                                             ----------   -----------                          --------

Loss per share from continuing
operations before non-recurring
gain on partial sale of
subsidiary - basic and diluted                   ($0.41)                               (10)      ($0.50)

Weighted average number of shares
outstanding - basic and diluted                   7,422                          365   (10)       7,787

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 30, 2001
                      (in thousands, except per share data)

                                                                                     Pro Forma
                                                          DSSI          Endan        Adjustments    Note    Pro Forma
                                                                      (Note 11)

Sales                                                     $36,157          4,789                             $40,946
Cost of sales                                              27,861          3,446             75      (7)       31,382
                                                       ----------     ----------                           ----------
   Gross profit                                             8,296          1,343                                9,564



Research and development expenses                           2,216             --                                2,216
Selling, general and administrative expenses               13,220          1,038                               14,258
                                                       ----------     ----------                           ----------
   Operating (loss) income                                 (7,140)           305                               (6,910)

Interest income                                               917             --                                  917
Interest expense                                             (361)          (153)           30      (8)         (484)
Other income, net                                              26            187                                  213
                                                       ----------     ----------                           ----------
   (Loss) income before provision for income taxes         (6,558)           339                               (6,264)

Provision for income taxes                                     18             --                     (9)           18
                                                       ----------     ----------                           ----------
                                                           (6,576)           339                               (6,282)

 Minority interest                                             --             43                                   43
                                                       ----------     ----------                           ----------
   (Loss) income from continuing operations before        ($6,576)           382                     (5)      ($6,239)
non-recurring gain on partial sale of subsidiary
                                                       ==========     ==========                           ==========

Loss per share from continuing operations before
non-recurring gain on partial sale of subsidiary -
basic and diluted                                          ($0.95)                                  (10)       ($0.85)

Weighted average number of shares outstanding -
basic and diluted                                           6,943                           365      10)        7,308

                          DATA SYSTEMS & SOFTWARE INC.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

NOTE 1

To record the preliminary allocation of the purchase price over the historical net assets of Endan at September 30, 2001. In accordance with FASB Statement No. 141, Business Combinations, the assets and liabilities of Endan are required to be adjusted to their fair values. The estimated purchase price of $5,788 is the sum of the following: (i) $2,250 representing the issuance of 365,210 shares of DSSI common stock valued at $6.16 per share, which represents the average closing price of DSSI common stock for a 60 day trading period prior to the closing of the acquisition as agreed upon by the parties (this amount is not materially different from a valuation of the DSSI common stock based on three days before and after the date the acquisition was announced), (ii) $2,912 representing the estimated value of 32% of the outstanding ordinary shares of DSSI's subsidiary, Decision Systems Israel Ltd. (DSI), (iii) $26 representing the fair value of options to purchase DSI ordinary shares in exchange for the cancellation of outstanding Endan stock options, (iv) $500 of cash, and (v) $100 of estimated closing costs. The final purchase price will be dependent upon the actual closing costs and the final valuation of 32% of the outstanding ordinary shares of DSI.

The following pro forma adjustments give effect to the preliminary allocation of the purchase price to the estimated fair value of the net assets acquired based upon available information. These adjustments are subject to the determination of the final purchase price as described above and completion of the valuations as of the date of consummation of the acquisition. Valuations of the specifically identifiable intangible assets are in progress. Consequently, the actual allocation of the purchase price could differ materially from that presented below. The following represents the preliminary allocation of the purchase price:

Estimated purchase price                                              $5,788
Net liabilities assumed                                                  562
                                                                    --------
                                                                      $6,350

Fair value adjustments:
     Acquired intangibles with
     estimable lives - software licenses                              $ (500)

     Deferred taxes                                                      180
                                                                    --------
     Purchase price in excess of fair value
          of net assets acquired (goodwill)                          $6,030
                                                                    ========

In addition to the purchase consideration mentioned above, DSSI also is required to provide a loan of $1,100 to DSI to enable repayment by Endan of a $1,000 loan previously made to Endan by Kardan Communications Ltd. ("Kardan"), Endan's majority shareholder.

     For purposes of the Pro Forma Financial Information, the estimated amount of goodwill generated by the transaction of $6,030 is not amortized in accordance with FASB Statement No. 142, "Goodwill and Other Intangible Assets". Intangible assets with estimable useful lives are amortized over that period. The acquired intangible assets with estimable useful lives include $500 for the estimated fair market value of Endan's "Easy Bill" and "Clinic" software licenses. The estimated useful life of these licenses is five years.

NOTE 2

To eliminate the historical Endan shareholders' equity balances and to record the issuance of DSSI common stock from its treasury stock.

NOTE 3

To record the issuance of cash consideration of $500.

NOTE 4

To record the minority interest ownership of DSI of $2,746 (32% of the fair value of Endan and 32% of the historical book value of DSI before the transaction) and the fair value of DSI options issued in exchange for the cancellation of outstanding Endan stock options.

NOTE 5

To record the gain on the exchange of 32% of the difference between the fair value of DSI before the transaction of $4,300 and the book value of DSI as of September 30, 2001 of $3,780. The gain is excluded from the Pro Forma Statement of Operations as it is non-recurring.

NOTE 6

To record the repayment of Endan's debt to Kardan.

NOTE 7

To  record  amortization  of  acquired   intangibles  with  finite  lives  on  a
straight-line basis over 5 years.

NOTE 8

To record estimated interest expense saved resulting from repayment of Endan's debt to Kardan.

NOTE 9

No pro forma income tax provision (benefit) is recognized because of a loss before income taxes in each period and the need to recognize a valuation allowance on deferred tax assets. Given the history of incurring losses, DSSI believes that it is more likely than not that no deferred tax assets will be realized.

NOTE 10

The weighted average number of outstanding common shares outstanding assumes that the 365,210 shares of DSSI common stock issued in the acquisition are outstanding throughout each period. Pro forma basic and diluted loss from continuing operations per share are the same because the inclusion of options and warrants in the calculation would be antidilutive.

NOTE 11

The reconciliation of the condensed consolidated statements of income of Endan prepared in accordance with accounting principles generally accepted in Israel ("IGAAP") to accounting principles generally accepted in the United States of America ("USGAAP") is as follows:

                                                                      Nine months ended September 30, 2001
                                                                      ------------------------------------
                                                            Endan                            Endan          Endan
                                                            IGAAP     Adjustments (i)       USGAAP       USGAAP(iii)
                                                            -----     ---------------       ------       -----------
                                                            (NIS)           (NIS)            (NIS)         (US$)

Sales                                                       20,270           (209)           20,061           4,789
Cost of sales                                               14,589           (150)           14,439           3,446
                                                            ------                           ------           -----
       Gross profit                                          5,681                            5,622           1,343

Research and development                                        --             --                --              --
Selling, general and administrative                          4,393            (46)            4,347           1,038
                                                            ------                           ------           -----
       Operating income                                      1,288                            1,275             305
Interest income                                                 --             --               --               --
Interest expense                                              (645)             7              (638)           (152)
Other, net                                                     790             (8)              782             187
                                                            ------                           ------           -----
   Income before provision
       for income taxes                                      1,433                            1,419             340
Provision for income taxes                                      --                               --              --
                                                            ------                           ------           -----

Equity income (loss) in investee                               ---                               --              --
Minority interest                                              183             (2)              181              43
                                                            ------                           ------           -----
   Net income                                                1,616                            1,600             383
                                                            ======                           ======           =====


                                                                         Year ended December 31, 2000
                                                                         ----------------------------
                                                            Endan                            Endan          Endan
                                                            IGAAP     Adjustments(ii)       USGAAP       USGAAP(iii)
                                                            -----     ---------------       ------       -----------
                                                            (NIS)           (NIS)            (NIS)         (US$)

Sales                                                       22,652                           22,652           5,569
Cost of sales                                               17,306                           17,306           4,255
                                                            ------                           ------           -----
       Gross profit                                          5,346                            5,346           1,314

Research and development                                     1,435                            1,435             353
Selling, general and administrative                          7,024                            7,024           1,727
                                                            ------                           ------           -----
       Operating loss                                       (3,113)                          (3,113)           (766)
Interest income                                                 --                               --              --
Interest expense                                              (557)                            (557)           (137)
Other, net                                                     179                              179              44
                                                            ------                           ------           -----
       Loss before provision
         for income taxes                                   (3,491)                          (3,491)           (859)
Provision for income taxes                                      --                               --              --

Equity income (loss) in investee                              (172)                            (172)            (42)
Minority interest                                              530                              530             130
                                                            ------                           ------           -----
       Net loss                                             (3,133)                          (3,133)           (771)
                                                            ======                          =======           =====

     (i) The financial statements of Endan were prepared in accordance with IGAAP which require that the financial statement be prepared on the basis of historical cost convention adjusted for changes in the general purchasing power of the Israeli currency (New Israeli Shekel
            - "NIS"). Endan's accounts are maintained in nominal shekels. The nominal figures are adjusted to shekels of equivalent purchasing power in conformity with the principles prescribed by Statements of the Institute of Certified Public Accountants in Israel, on the basis of changes in the Consumer Price Index (the "Index"). Revenues are adjusted in accordance with the change in the Index from transaction date to balance sheet date. Expenses, other than financing expenses and those deriving from nonmonetary items, are adjusted for the changes in the Index from transaction date to balance sheet date. Expenses deriving from nonmonetary items are adjusted in correspondence with the adjusted balance sheet item. Equity in the results of the affiliate is based on the adjusted financial statements of the affiliate. The balance of the inflationary adjustment, not attributed to revenues or expenses as referred to above, is included in net financing income or expenses.

            During the nine month period ended September 30, 2001, the Index increased by 2.0%. All of the adjustments reflected in the nine month period ended September 30, 2001 are to reverse the effect of the adjustment to the Index. No adjustment has been made for the effect of adjusting historical assets due to immateriality.

     (ii) During the year ended December 31, 2000, there was no change in the Index. Accordingly, no adjustments are reflected in the year ended December 31, 2000 to reverse the effect of the adjustment to the Index.

     (iii) The consolidated statement of income for the nine months ended September 30, 2001 has been translated from NIS to U.S. dollars based upon the monthly average foreign currency translation rate for the nine months ended September 30, 2001.

NOTE 12

The reconciliation of the condensed consolidated balance sheet of Endan prepared in accordance with IGAAP to USGAAP is as follows:

                                                                         As of September 30, 2001
                                                                         ------------------------
                                                            Endan                            Endan          Endan
                                                            IGAAP       Adjustments         USGAAP       USGAAP(vi)
                                                            -----       -----------         ------       ----------
                                                            (NIS)           (NIS)            (NIS)         (US$)
Assets

Cash and cash equivalents                                    202                              202             46
Trade accounts receivables, net                            7,845                            7,845          1,801
Other receivables                                            993                              993            231
                                                           -----                           ------          -----
       Total current assets                                9,040                            9,040          2,078

Long-term receivables                                        212                              212             52
Property and equipment, net                                2,658         (78)   (iv)        2,580            629
Other assets                                                 342          (6)   (iv)          336             81
Prepaid employee termination benefits                         --        1,370    (v)        1,370            315
                                                          ------                           ------          -----
       Total assets                                       12,252                           13,538          3,155
                                                          ======                           ======          =====

Liabilities

Short-term bank debt                                       4,871                            4,871          1,118
Trade payables                                               549                              549            126
Other payables and accrued expenses                        3,087                            3,087            709
                                                           -----                            -----          -----
       Total current liabilities                           8,507                            8,507          1,953

Loans from banks                                             878                              878            202
Loans from parent company and others                       4,304                            4,304            988
Accrued severance pay                                      1,129         1,370(v)           2,499            574

Shareholders' Deficiency

Share capital                                                  2                                2             --
Accumulated deficit                                       (2,568)        (84)(iv)          (2,652)          (562)
       Total shareholders' deficiency                     (2,566)                          (2,650)          (562)
                                                         -------                          -------          -----

       Total liabilities and shareholders' deficiency     12,252                           13,538          3,155
                                                         =======                          =======          =====

     iv) The financial statements of Endan were prepared in accordance with IGAAP which require that the financial statement be prepared on the basis of historical cost convention adjusted for changes in the NIS. Endan's accounts are maintained in nominal shekels. The nominal figures are adjusted to shekels of equivalent purchasing power in conformity with the principles prescribed by Statements of the Institute of Certified Public Accountants in Israel, on the basis of changes in the Consumer Price Index (the "Index"). Non-monetary items are adjusted in accordance with the changes in the Index from the date of acquisition (transaction) to balance sheet date (published on the 15th of the following month). Monetary items are presented in the adjusted balance sheet at their nominal value. Accordingly, non-monetary items (fixed assets and capitalized software costs) are adjusted to their nominal value. For the purposes of the Pro Forma Balance Sheet, the effect of changes in the Index on non-monetary balance sheet items has been reversed as such adjustments are not permitted by U.S. GAAP.

     (v) According to IGAAP, the accrual and funding of severance pay amounts are presented net, in the balance sheet. According to USGAAP, accrued severance and the related funded amounts are presented separately in the balance sheet.

     (vi) The September 30, 2001 consolidated balance sheet has been translated based upon the foreign currency translation rate as of September 30, 2001, with the exception of non-monetary items which were translated at their historical rates.

(c)   Exhibits.

      Exhibit 1--Consent of Luboshitz Kasierer

                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the Township of Mahwah, State of New Jersey, on February 12, 2002.


                                        DATA SYSTEMS & SOFTWARE INC.



                                        BY:   s/George Morgenstern
                                              ----------------------------------
                                              GEORGE MORGENSTERN
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                                      -20-